EXHIBIT 10.6

CONSTRUCTION MANAGEMENT SERVICES AGREEMENT
THIS CONSTRUCTION MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is entered into as of August 28, 2014 by and between STAR SUMMER VALLEY, LLC, a Delaware limited liability company (the “Company”), and PACIFIC COAST LAND & CONSTRUCTION, INC., a California corporation (the “Construction Manager”).
RECITALS
A.    The Company, directly or through a wholly-owned subsidiary, owns that certain 260-unit multifamily housing development located in Austin, Texas and commonly known as Club at Summer Valley (the “Project”), which Project is scheduled to undertake certain capital improvements projects (the “Improvements”) and/or certain revitalization projects (the “Revitalization”) from time to time.
B.    The Construction Manager is experienced and staffed to oversee and manage completion of the Improvements and Revitalization.
C.    The Company desires to engage the Construction Manager to provide certain services for the Company with respect to the Improvements and Revitalization, including but not limited to compliance with the Agreement(s) for Contractor Services executed in connection with the Improvements and Revitalization, a form of which is attached hereto as Exhibit A, and will be entered into with each contractor (the “Contractor Agreements”).
NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:
AGREEMENT
1.Appointment. The Company hereby appoints the Construction Manager to render services in connection with the Improvements and Revitalization as contemplated herein and in the Contractor Agreements, and confirms and ratifies the appointment of the Construction Manager with respect to such services rendered for the Company to date, if any.
2.    Authority. The Construction Manager shall have the authority and the obligation to:
(a)    monitor the Scope of Work (as described in the applicable Contractor Agreement) and timely completion of each Improvement and Revitalization project, as such Improvement and Revitalization project is to be completed pursuant to the applicable Contractor Agreement;
(b)    make recommendations with respect to the Improvements and Revitalization and their repair or construction;

(c)    assist the Company in making determinations and taking action under the Contractor Agreements;
(d)    coordinate accurate and timely draw requests for lender, if any, and release of all applicable contractor lien rights for work completed; and
(e)    maintain complete and accurate records relating to the Improvements and Revitalization, the Contractor Agreements and the services provided under this Agreement.
3.    Fees. For services that are to be, or have been, performed under this Agreement, the Company agrees to pay the Construction Manager a fee (the “Construction Management Fee”), in an amount equal to Twelve Percent (12%) of the total costs of the Revitalization and Eight Percent (8%) of the total costs of the Improvements, as the case may be, which Construction Management Fee shall be payable from time to time as and when the Company makes payments under the Contractors Agreement.
4.    Insurance; Indemnification. During the term of this Agreement, Construction Manager shall procure and maintain, at its sole cost and expense, at least the following types and amounts of insurance coverage: (a) Commercial General Liability with limits no less than $1 Million per occurrence and $2 Million in the aggregate; (b) Commercial Automobile Liability with limits no less than $1 Million, combined single limit, (c) Worker's Compensation insurance with limits no less than the minimum amount required by applicable law; and (d) Errors and Omissions/Professional Liability with limits no less than $1 Million per occurrence. All required insurance policies shall be issued by insurance companies with a Best's Rating of no less than A-VII and provide that such insurance carriers give the Company at least 30 days' prior written notice of cancellation or non-renewal of policy coverage. The policies are to name the Company or its applicable subsidiary as additional insureds and will waive any right of subrogation of the insurers against the Company or any of its affiliates.
The Company shall defend, indemnify and hold harmless the Construction Manager and its officers, directors, employees, agents, successors and permitted assigns (each, an “Indemnitee") from and against all claims, costs, losses and damages, arising out of or resulting from any third party claim, suit, action or proceeding relating to the Project or the Improvements and Revitalization. Construction Manager shall defend, indemnify and hold harmless the Company and its Indemnitees from and against all losses arising out of or resulting solely from the willful, fraudulent or grossly negligent acts or omissions of Construction Manager.
5.    Termination. This Agreement may be terminated by either party with 30-days prior written notice to the other party.
6.    Assignment; Successors and Assigns. No party shall assign its rights or delegate its obligations without the consent of the other party, which consent may be withheld in such other parties’ sole and absolute discretion; provided, however, that no consent is required for an assignment to an affiliate of such party. In the event of an assignment permitted hereunder, this Agreement shall be binding on the parties hereto and their successors and assigns.

7.    Arbitration. All claims and disputes arising under or relating to this Agreement are to be settled by binding arbitration in the state of California or another location mutually agreeable to the parties. The arbitration shall be conducted on a confidential basis pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any decision or award as a result of any such arbitration proceeding shall be in writing and shall provide an explanation for all conclusions of law and fact and shall include the assessment of costs, expenses, and reasonable attorneys' fees. Any such arbitration shall be conducted by an arbitrator experienced in construction matters and mutually agreed upon by the parties. The arbitrator shall include a written record of the arbitration hearing. The ruling of such arbitrator shall be binding upon the parties hereto and shall be final and nonappealable. An award of arbitration may be confirmed in a court of competent jurisdiction.
8.    Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision that is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid.
9.    Facsimile Signatures; Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart. Any party may effect the execution and delivery of this Agreement by signing the same and sending a copy thereof to the other party or its attorney by facsimile or electronic transmission. Such facsimile document, including the signatures thereon, shall be treated in all respects as an original instrument bearing an original signature.
10.    No Continuing Waiver. The waiver of any party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.
11.    Applicable Law. This Agreement shall be construed and enforced under the laws of the state in which the Project is located.

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Construction Management Services Agreement

IN WITNESS WHEREOF, the parties have caused this Construction Management Services Agreement to be duly executed as of the date as first written above.
COMPANY:

STAR SUMMER VALLEY, LLC, a Delaware limited liability company

By:	STEADFAST APARTMENT ADVISOR, LLC, its Manager

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Its:	Secretary

CONSTRUCTION MANAGER:

PACIFIC COAST LAND & CONSTRUCTION, INC., a California corporation

By:	/s/ Dinesh Davar
Name:	Dinesh Davar
Its:	Chief Financial Officer

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Construction Management Services Agreement

AGREEMENT FOR CONTRACTOR SERVICES
This Agreement for Contractor Services (this "Agreement") is made as of ___________, 20__, between ______________________________, a _________________ ("Owner"), and __________________________________________, a __________________________ ("Contractor"). For purposes of this Agreement, Owner shall mean Owner or its agent, Pacific Coast Land & Construction, Inc., a California corporation ("Construction Manager"), as directed by Owner.

1.	Job Site: _____________________ Apartments, located at _____________________________, City of ________, State of _________________ (the "Job Site").

2.
Scope of the Work: Contractor agrees to furnish all supervision, labor, materials, equipment, supplies, services, machinery, tools and all other elements necessary for the proper, complete, expeditious and efficient performance of the work described below which shall be hereinafter referred to as (the “Work”):

(a)    Attached Proposal / Work Scope from Contractor. □ Attached, or
(b)    Other (please describe): __________________________________________________________________________________________________

3.
Contract Plans and Specifications: The addenda, drawings, plans, general and supplementary conditions and specifications attached to this Agreement, together with __________________ (collectively, the "Plans and Specifications"), constitute the approved Plans and Specifications for the Work. Contractor and its subcontractors will be and are bound by any and all of said Plans and Specifications insofar as they relate in any part or in any way to the work covered by this Agreement. In the event of any conflict between the provisions of Plans and Specifications and the Contractor’s proposal, the Plans and Specifications shall govern.

4.
Commencement and Completion: The Work shall commence on _______________, 20__ and shall be complete in accordance with this Agreement without delay on ______________, 20__. The term “day”, used throughout this Agreement, refers to calendar days. Contractor shall not be entitled to any additional compensation for any Permitted Delays. If this Agreement is not signed and returned to the Owner before any work commences, this Agreement will be considered as accepted as presented to the Contractor.

5.	Payment:

(a)Contract Price: The Owner agrees to pay the Contractor for the full and faithful performance of the Work, including all applicable taxes, and the Contractor agrees to accept such payment as full and just compensation therefor. The Work is to be done on a time and material basis as it is set forth in the “Scope of Work” referenced in Section 2 above, and the total estimated cost for the Work is ___________________________________________ DOLLARS AND __/100 ($________.__) (the “Contract Price”) in current funds subject to additions and deductions for changes and/or charges as may be agreed upon in writing pursuant to this Agreement.

(b)Progress Payments: All applications for payment ("Invoices"), in form acceptable to Owner, shall include a complete description of the labor and materials supplied, and the work done during the period covered by the Invoice (the "Invoice Period"). All Invoices shall be accompanied by (i) a list of all suppliers and subcontractors whose materials or services have been utilized by Contractor to perform the work described in the Invoice, and (ii) signed waivers of and releases from any claim of lien, or stop notice that could be asserted by such suppliers, subcontractors and Contractor as a result of the work performed during the Invoice Period. Each Invoice will be accompanied by certified statements from each supplier and subcontractor (1) indicating the total amount due them as a result of the work performed during the Invoice Period, (2) acknowledging that Contractor may or may not (in the Owner’s sole discretion) be paid by means of a joint check prepared based upon such certified statements, and (3) agreeing that such supplier's or subcontractor's negotiation of any such check shall be its representation that it has been timely and fully paid for work performed through the end of the Invoice Period. Such certified statements shall be in the form prescribed by the laws of the state in which the Job Site is located, or if no such prescribed form exists, in substantially the form attached hereto as Exhibit A. Contractor agrees to furnish, if and when required by Owner, payroll affidavits, receipts, vouchers, releases of claims for labor, material and subcontractors performing work or furnishing material under this Agreement, all in form satisfactory to Owner. Subject to the payment provisions of this Agreement, ninety percent (90%) of the amount set forth in the Invoices shall be paid in any calendar month upon payment of the progress payment for such month to Contractor. Invoices shall not be submitted more frequently than monthly, and shall include all charges made since the preceding Invoice Period.

(i)    Final Payment. Contractor shall not be paid the remaining ten percent (10%) of the Contract Price until the Work has been completed in accordance with the Plans and Specifications, including but not limited to, (1) receipt of properly executed warranties; (2) attic stock materials designated in the Plans and Specifications; (3) spare parts designated in the Plans and Specifications; (4) final lien releases from all suppliers, subcontractors and Contractor in the form prescribed by the laws of the state in which the Job Site is located, or if no such prescribed form exists, in substantially the form attached hereto as Exhibit B; (5) reasons listed in “Withholding Payment” have been removed; in each case to Owner’s satisfaction and (a) either (i) thirty (30) days have elapsed after a Notice of Completion for the Work has been recorded, or (ii) if a Notice of Completion for the Work is not recorded, Contractor receives a written notice of acceptance of the Work from Owner within thirty (30) days after Owner determines in good faith that the Work has been fully and acceptably performed, and (b) within ten (10) days after Lender has released retainage funds, which will not occur prior to 50% completion for the entire project, however, holding retainage could extend to final completion of the project.

(ii)    Designated Representatives. Owner and Contractor shall each designate a field representative, as such representative may be changed from time to time by written notice to the other party. All notices, writings or other communications concerning this Agreement or the Work shall be

Construction Management Services Agreement

made through each party's designated field representative, which for purposes of this Agreement shall be the respective Designated Representatives set forth below. All addenda, change orders, or modifications to this Agreement must be signed by an authorized Designated Representative.

6.	General Conditions: This Agreement includes the General Conditions attached hereto and made a part hereof.

7.
Supplementary Conditions: This Agreement also includes the Supplementary Conditions, if any, attached hereto as Appendix 1 and made a part hereof. In the event of any conflict between the provisions of Appendix 1 and any other provision of this Agreement, the provisions of Appendix 1 shall control. All Supplementary Conditions must be initialed by both Owner and Contractor in order to be binding upon the parties.

NOTICE: STATE REQUIRED NOTICES AND/OR DISCLOSURES, IF ANY, ARE ATTACHED HERETO AS APPENDIX 2.

OWNER:

_____________________________, a ________________________

By: Pacific Coast Land & Construction, Inc.,
        a California corporation,
   authorized agent of Owner

     By:__________________________________________________
     Name: ______________________________________________
     Title: ________________________________________________

Dated: _________________________________________________

Address: 18100 Von Karman Avenue, Suite 500
                 Irvine, CA 92612

Designated Representative:

_____________________________________________

CONTRACTOR:

____________________________________, a _______________

By:__________________________________________________

Its:__________________________________________________

Dated:_______________________________________________

Address: _____________________________________________

License No.:__________________________________________
Federal Tax I.D. or F.I.C.A. No.:_______________________

Designated Representative:

_____________________________________________

Construction Management Services Agreement

GENERAL CONDITIONS

1.    The Work.
(a)    Plans and Specifications; Laws. The Work shall be performed in strict accordance with: (i) the Plans and Specifications; and (ii) all applicable federal, state and local codes, laws, permits, orders, ordinances and any rules and regulations promulgated there under, (collectively "Laws").
(b)    Shop Drawings. Contractor shall submit such shop drawings, product data, samples and similar submittals (collectively, "Shop Drawings") to Owner as are required to accomplish the Work with reasonable promptness and in such sequence so as to cause no delay in the Work or in the activities of Owner or other contractors. Owner shall review and approve all Shop Drawings with reasonable promptness. Such review shall be for the sole purpose of verifying that the Shop Drawings comply with the requirements of the Plans and Specifications and are otherwise satisfactory to Owner. Owner’s review and approval of the Shop Drawings is not an endorsement or approval of the safety or design of the Shop Drawings or their compliance with the Laws (Contractor is solely liable for such matters). For purposes of this Agreement, Shop Drawings are drawings, diagrams, schedules and other information specially prepared for the Work. Product data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by Contractor to illustrate materials or equipment used in connection with the Work. Samples are examples of illustrative material or workmanship and establish standards by which the Work will be evaluated.
(c)    List of Suppliers and Subcontractors. Concurrently with signing this Agreement, Contractor shall submit a signed statement under penalty of perjury to Owner in the form of Exhibit C attached hereto ("Supplier Statement") showing the names and addresses of all persons from whom Contractor expects to request or has requested services, materials, fixtures, or machinery and equipment for the Work. Owner may object to any person or entity identified in the Supplier Statement by written notice to Contractor within five (5) calendar days after Owner receives the Supplier Statement. Owner's failure to notify Contractor within the 5-day period constitutes acceptance of all persons identified in the Supplier Statement, subject to Owner's rights in Paragraph 2(a). If Owner timely objects to any person or entity identified in the Supplier Statement, Contractor shall immediately replace the objectionable person or entity and resubmit an alternate to Owner for approval in accordance with the requirements and time constraints in this Paragraph1(c) until an acceptable alternate is submitted. No additions to or changes of such statement will be made without the Owner's prior written consent.
(d)    Protection of the Work. Contractor shall take all steps necessary to protect the Work from loss or damage by the elements, including fire, flood, rain, wind, hail, sand, cave-ins, collapses, and other hazards, and by the defective or incomplete labor or materials of others, or otherwise. In the event of such loss or damage, Contractor shall promptly replace and restore the Work or any damaged portion thereof at its expense.
(e)    Overtime and Extra Labor and Equipment. Contractor shall, at its expense, work such overtime and engage such extra labor and equipment as may be required to ensure the diligent prosecution and timely completion of the Work.
(f)    Reduction in the Work. Owner may, by written notice to Contractor, reduce the amount of the Work to be completed by Contractor, without any liability to Contractor except to pay for work satisfactorily completed.
(g)    Permitted Delay. Contractor shall be excused for any delay in performance or completion of the Work caused by (1) acts of God, public utilities or public bodies, (2) the elements beyond average weather conditions for the region, (3) modifications requested by Owner, and (4) other matters Contractor could not reasonably anticipate, control or avoid ("Permitted Delays"). In such event, the Completion Date shall be extended for a period equal to the Permitted Delay to the extent that it affects the critical path for performance of the Work, and provided that Contractor gives Owner written notice of the nature of the delay within twenty-four (24) hours after the delay begins, and under no circumstances shall the time of completion be extended to a date which will prevent Owner from completing the entire project within the time that Owner allows for such completion. Contractor shall not be entitled to any additional compensation for any Permitted Delays.
(h)    Material Furnished By Others. In the event the scope of work includes installation of material or equipment furnished by others, it shall be the responsibility of Contractor to examine the items so provided and thereupon unload, lift, handle, store and install the items with such skill and care as to insure a satisfactory installation. Loss or damage due to acts of Contractor shall be charged to the account of Contractor and deducted from monies owed to Contractor under this Agreement.

2.	Job Site Conditions.

(a)    Supervision of the Work. Contractor shall supervise and direct the Work at all times. In this regard, Contractor shall (i) enforce strict discipline and good order among its employees (and those of its subcontractors and suppliers), (ii) faithfully and rigidly observe and ensure that its agents, employees, suppliers and subcontractors so observe, all (1) Laws and prudent business practices, and (2) rules of Owner and Contractor in effect at the Job Site from time to time, (iii) not employ or allow at the Job Site any unfit person or anyone not skilled in the work assigned to him and (iv) retain only competent persons on the jobsite. Any person Owner determines to be incompetent, disorderly or otherwise unsatisfactory shall be immediately removed from the Job Site and shall not again be employed at the Job Site or at any other job of Owner. Contractor shall not allow its own employees, its subcontractors' employees, or any other persons associated with the Work to (i) consume alcoholic beverages or illegal substances at the Job Site, (ii) perform any labor or work or traveling to or from the Job Site while under the influence of alcohol or illegal substances, and (iii) bring pets to the Job Site.

Construction Management Services Agreement

(b)    No Defects. Contractor's commencement of the Work constitutes Contractor's acceptance of the work of other contractors previously completed or commenced, and Contractor's acknowledgment that the Plans and Specifications are free of defects that would adversely affect Contractor's performance of the Work. Contractor waives all claims against Owner with respect thereto. If Contractor discovers a defect in the Plans and Specifications, the Work or in the work of others, Contractor shall immediately notify Owner of such defect.
(c)    Signs. Contractor shall not post any sign at or in the vicinity of the Job Site nor permit any of its suppliers, subcontractors or employees to do so without the prior written approval of the style, size, type, color and location of the sign from Owner and from each applicable governmental agency.
(d)    Integration of the Work. If necessary to integrate the Work with the work of others at the Job Site, Contractor shall (i) cut, fit, patch or plaster the Work so that it will be properly integrated with, receive or be received by, as applicable, the work of others, and (ii) alter the work of others provided (1) the prior written consent of Owner and the other contractors’ whose work will be affected is obtained, and (2) Contractor patches, plasters, paints, repairs and restores, at its expense, such altered work of others.
(e)    Hazardous Material. Contractor shall not permit any Hazardous Material (as defined below) to be located, used, incorporated into the Work or brought onto the Job Site in connection with the Work unless (i) absolutely necessary because no alternative is available, (ii) the precise nature and quantity of the Hazardous Material is specified in writing to Owner, (iii) the prior written approval of Owner is obtained, and (iv) Contractor complies with all Laws and prudent business practices concerning the Hazardous Material required. If Contractor encounters any material it reasonably believes to be Hazardous Material, or becomes aware of any incident involving Hazardous Material at the Job Site, Contractor shall immediately stop the Work in the area so affected and shall immediately report the same to Owner. Contractor shall also immediately notify Owner of any notice Contractor receives concerning the presence or use of Hazardous Material at the Job Site. Contractor shall be liable for all on and off-site disposal or transport of Hazardous Material (and shall sign any manifest for the transport or storage of such Hazardous Material), and for any discharge, release, injury to any person, or injury or damage to any property resulting from use of Hazardous Material in the performance of the Work. Contractor shall, at its expense, cause the removal of the Hazardous Material and remedy any associated problems in accordance with applicable Laws and prudent business practices. "Hazardous Material" shall mean (1) any Hazardous Material as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, or under any applicable state or local Laws, (2) any substance or matter that results in liability to any person or entity from discharge of or exposure to such substance or matter under any statutory or common law theory, (3) pesticides, asbestos, formaldehyde, polychlorinated biphenyl, solvents, petroleum and motor fuel hydrocarbon material, and (4) any other substance or matter that becomes subject to any federal, state or local agency order or requirement for removal, treatment or remedial action.
To the extent permitted by Law, and without in any way limiting any other indemnity obligation under this Agreement, Contractor shall indemnify, defend (at Contractor's sole cost and with legal counsel acceptable to Owner) and hold Owner and their respective officers, directors, agents, employees, representatives, shareholders, partners, affiliates, successors and assigns harmless, from and against any and all claims, losses, costs or liabilities arising out of an incurred connection with removing or remediating any Hazardous Materials on or about the Job Site or transported on, to, from or about the Job Site by Contractor. This indemnity shall be effective during and after completion of the Work.
(f)    Cleanup, Storage and Safety. Contractor shall maintain the site of the Work and the vicinity thereof, in a clean, neat and safe condition, to Owner's satisfaction and shall (i) store all materials, supplies and equipment in appropriate containers or enclosures that are secure from access by persons not associated with the Work in locations acceptable to Owner, (ii) remove from the Job Site all excess material and debris nightly during the performance of the Work, and all equipment, unused material and supplies and temporary structures upon completion of the Work, (iii) return each fence, barrier and obstruction that is temporarily relocated or displaced by Contractor to its original position and condition immediately after its relocation or displacement is no longer necessary. No temporary structures, including construction trailers or other temporary office facilities, shall be placed or maintained at or in the vicinity of the Job Site without the Owner's prior written approval. Contractor shall take all reasonable safety precautions in the performance of the Work, including compliance with all OSHA requirements. Contractor shall immediately notify Owner of any injury to any employee or agent of Contractor occurring at the Job Site.

3.	Examination by Contractor.

(a)    Review of Relevant Matters. Contractor has examined, investigated and familiarized itself with: (i) the Plans and Specifications; (ii) the nature and location of the Job Site; (iii) the conformation of the ground and improvements of other contractors on which the Work is to be performed; (iv) the character, quality and quantity of the materials, equipment and facilities necessary to complete the Work in a good and workmanlike manner; (v) the general and local conditions relating to the Work; and (vi) all other matters that may affect Contractors performance of this Agreement.
(b)    No Reliance on Owner. Contractor enters into this Agreement relying solely on its own examination and investigation of the foregoing matters and not on any representation or information relating to the Job Site or the Work (or the completion thereof) made by Owner or any agent of Owner not expressly contained in this Agreement. Contractor assumes all risk of unknown Job Site conditions and releases Owner from any claim for additional compensation resulting from concealed or unknown and unusual Job Site conditions.
(c)    Satisfaction with Plans. Any clarifications of any inadequacy, inconsistency, omission or conflict in the Plans and Specification or conflict or inconsistency in the Plans and Specifications and the Shop Drawings shall be made by Owner. Contractor's failure to request any such clarification before execution of this Agreement shall not relieve Contractor of its obligation to perform in accordance with Owner's interpretations of the Plans and Specifications thereafter. Contractor shall not be entitled to any additional compensation for performing the Work pursuant to Owner's interpretation of the Plans and Specifications.

Construction Management Services Agreement

4.    Insurance.
Contractor shall, at its sole expense, maintain in effect at all times during the term of this Agreement and for a period of one year following completion of the Work, from a carrier with a Best rating of A-VIII or better, Workers' Compensation and Employer’s Liability, Commercial General Liability and Commercial Automobile Liability Insurance that covers all risks associated with the performance of the Work, the operation of vehicles, and the behavior of Contractor, its employees, suppliers, subcontractors and any other persons or entities associated with the Work at the request of or on behalf of Contractor. Except as otherwise permitted by Law, such insurance shall include the following:
(a)    Statutory Workers' Compensation Insurance for all employees of Contractor together with Employer’s Liability coverage with minimum policy limits of one million dollars ($1,000,000) for bodily injury by accident/each accident, $1,000,000 bodily injury by disease/each employee, and $1,000,000 bodily injury by disease/policy limit. Coverage must include waiver of subrogation endorsement in favor of Owner.
(b)    Commercial General Liability Insurance (Occurrence Form), including, but not limited to, Products-Completed Operations coverage and Contractual Liability assumed by Contractor with minimum policy limits of two million dollars ($2,000,000) General Aggregate, $2,000,000 Products-Completed Operations Aggregate, $1,000,000 Each Occurrence and $1,000,000 Personal and Advertising Injury. Such coverage shall include an endorsement naming Owner as additional insured stating “Certificate Holder is named as Additional Insured per ACORD 25 Form (or equivalent form), an endorsement providing that the insurance afforded under Contractor’s policy is primary insurance with respect to Owner, and that any other insurance maintained by Owner is excess and non-contributory. Coverage must include a Waiver of Subrogation endorsement.
(c)    Commercial Automobile Liability with minimum policy limits of $1,000,000 Combined Single Limit per accident for bodily injury and property damage, including coverage for owned, hired or non-owned vehicles operated by or on behalf of Contractor and used in connection with this Agreement. Owner will be named as additional insured.
(d)    In addition to the above requirements, Owner reserves the right to require Umbrella or Excess Liability coverage. Such additional requirements, if any, are attached hereto as Exhibit E.
Prior to occupying or beginning any Work on the Job Site, Contractor shall provide Owner with Certificates of Insurance evidencing such coverage in a form reasonably acceptable to Owner.
5.    Withholding Payment.
(a)    Reasons for Withholding. Owner may withhold payments otherwise due to Contractor under this Agreement for any of the following reasons:
(i)    Omission of any Work required by this Agreement or Contractor's failure to cure defective or damaged Work;
(ii)    Failure to submit to Owner all information and waivers and releases required under this Agreement;
(iii)    Mechanics' liens, materialmen's liens, stop notices or bonded claims are filed or recorded or reasonable evidence indicating the probable filing or recording of such liens, notices or claims by Contractor or its suppliers or subcontractors, in which case Owner may withhold (1) in the case of a lien, notice or claim by Contractor, the amount claimed in the lien, notice or claim, and (2) in the case of a lien, notice or claim by Contractor's suppliers or subcontractors, One Hundred Fifty Percent (150%) of the amount sought;
(iv)    Contractor's failure to make payments properly to subcontractors, suppliers, materialmen, laborers, or other persons entitled to file a mechanics' lien, materialmen's lien, stop notice or claim as well as to union fringe benefit trust funds (to the extent required);
(v)    The existence of reasonable doubt by Owner that the Work will be completed for the balance of the Contract Price then unpaid, unless Contractor deposits with Owner funds in the amount of such suspected deficiency or performs a sufficient portion of the remaining Work to be performed at Contractor's sole cost so that such portion of the Contract Price then remaining unpaid is determined by Owner to be sufficient to complete the Work;
(vi)    Contractor's failure to complete the Work, or any reasonable indication that the Work will not be completed within the time required in this Agreement;
(vii)    Contractor's failure to construct, install or perform the items of the Work as required in this Agreement, or any reasonable indication that Contractor will be unable to perform the terms of the Work as required in this Agreement; and
(viii)    Any other grounds for withholding payment permitted by the Laws, or as otherwise permitted by this Agreement.
(b)    Payment of Withheld Amount. Whenever the grounds giving rise to the above withholding have been removed, Owner shall pay Contractor the amount withheld less any expenses or damages Owner incurs as a result of the withholding, the cause of the withholding or the removal of the cause of the withholding. If any of Contractor's laborers, subcontractors, suppliers or materialmen are not paid, Owner may pay such persons directly. Any payment Owner makes directly to any of Contractor's laborers, subcontractors, suppliers or materialmen or for their benefit shall be deemed payment to Contractor and shall be credited against the Contract Price.

Construction Management Services Agreement

6.    Changes in the Work.
(a)    Change Order Request. Owner may, at any time and from time to time, order additions, deletions or other modifications to the Work (a "Work Change") by submitting a written change order request to Contractor ("Change Order Request"). Owner's Designated Representative is the only person authorized to sign Change Order Requests. Contractor shall not be compensated for any Work Change performed by Contractor at the request of anyone other than Owner's Designated Representative pursuant to a written Change Order Request. Upon receipt of a duly authorized Change Order Request, Contractor shall perform any extra work, make any substitutions in the Work, or omit any portion of the Work required thereby and shall not thereafter perform any work or order materials that are inconsistent with such Change Order Request. Contractor or anyone acting for or on behalf of Contractor shall not be entitled to any additional compensation for any labor, materials or equipment performed or ordered after receipt of a duly authorized Change Order Request if the same are not consistent with the Change Order Request. Contractor shall (i) maintain records of all duly authorized modifications made to the Work, (ii) notify Owner's Representative of each such duly authorized modification immediately upon making the modification, and (iii) show such duly authorized modifications on a copy of the Plans and Specifications.
(b)    Change Order Statement. Upon receipt of a Change Order Request, Contractor shall promptly furnish to Owner a statement in the form of Exhibit D ("Change Order Statement") setting forth in detail, with a labor and material breakdown by trades and work classifications, (i) Contractor's estimate of any changes in the Contract Price attributable to the Change Order Request, and (ii) any proposed adjustment of the Completion Date resulting from the Change Order Request. Such Change Order Statement shall be delivered to Owner within five (5) business day after Contractor's receipt of a Change Order Request. Contractor shall have no claim for additional compensation as a result of the Change Order Request unless a Change Order Statement is delivered to Owner as required by this paragraph.
(c)     Adjustments to Contract Price.
(i)    Upon receipt of a Change Order Statement, Owner shall determine the adjustment, if any, to the Contract Price. Contractor shall be deemed to have accepted the adjustment or nonadjustment to the Contract Price if Owner does not receive written objection notice from Contractor within five (5) business days after Contractor's receipt of notice of the amount of the adjustment or nonadjustment to the Contract Price from Owner. If Contractor timely delivers a written objection notice to Owner, the adjustment shall be determined by applying one of the following standards: (1) by reference to Unit Prices or (2) in the case of additions to the Work, cost of performing the additional work plus fifteen percent (15%), and in the case of deletions from the Work, an amount equal to the savings in cost plus ten percent (10%). The Work shall not be delayed or interrupted during resolution of the adjustment or nonadjustment to the Contract Price.
(ii)    Alternatively, and in Owner's sole discretion, Owner may ask Contractor to submit bid prices for the modifications in the Work. Such bid prices shall be consistent with the contract prices for the Plans and Specification covered by this Agreement. If any bid price is not consistent, Owner may accept bids from other contractors. If the same are lower than that of Contractor, Owner will afford Contractor the opportunity to adjust its bid accordingly. If Contractor does not agree to adjust its bid accordingly within five (5) business days, Owner may, at its option, renegotiate or terminate this Agreement in its entirety.
(d)     Contractor Initiated Changes. If the Contractor initiates a substitution, deviation or change in the work which affects the scope of work or the expense of other trades, Contractor shall be liable for the expense thereof, and any incidental extra work created by the change to the Owner’s work.

7.    Warranty, Testing and Correction.
(a)    Warranty of Materials and Workmanship. Notwithstanding that any labor, equipment, or material furnished or installed by Contractor has been approved or accepted by Owner or any governmental agency, Contractor expressly warrants that all labor, material, equipment, and fixtures furnished or installed by it (or by its subcontractors or materialmen) hereunder shall be of good quality, free of any faults and defects including patent, latent or developed defects, and shall be completed as required in this Agreement. This warranty shall survive for so long as Owner may be held liable for the matters warranted hereunder (in their respective roles as contractor, builder or seller) but in no event less than one (1) year after the date of completion and final acceptance of the Work. The above warranty shall not limit or affect other warranties or guarantees expressly or impliedly made by Contractor or any of its subcontractors or materialmen and shall not limit or affect any remedies concerning express or implied warranties or negligent or willful acts or omissions of Contractor or any of its subcontractors or materialmen. The above warranty shall be for the benefit of Owner and its respective successors and assigns.
(b)    Testing and Inspection of the Work. Contractor shall, at its expense, obtain all inspections and approvals required by any Law or other guidelines of any public authority having jurisdiction over the Work. Contractor shall furnish Owner with originals of all certificates of inspection, testing and approval. Owner shall not be responsible for reviewing, nor shall its review and acceptance of the Work or any part thereof be deemed an endorsement or approval of, the safety or design of the Work or any part thereof or a determination of conformance with the Laws; provided, however, that Owner may test, inspect and approve the Work or cause the same to be accomplished without notice to Contractor. Contractor shall make all portions of the Work available for inspection, testing and approval by Owner and all applicable governmental authorities. Contractor shall notify Owner in writing of any inspection or testing that must be performed within a certain time period so as not to require modification of the Work or the work of others in connection with the inspection, testing and approval. If Contractor fails to so notify Owner, Contractor shall assume full responsibility for and costs of the uncovering of the Work or the work of others to allow the required inspection, testing and approval and the restoration of the Work and the work of others so affected.

Construction Management Services Agreement

(c)    Correction and Removal of Defective Work. Contractor shall, at its own expense, provide all materials and labor to correct any defects in the Work, materials or equipment supplied by Contractor (together with any damage to all finishes, fixtures, equipment and personal property damaged as a result of such defects) in a manner reasonably satisfactory to Owner. Contractor shall begin all corrective work necessary to cure any defect in the Work, materials or equipment supplied by Contractor within three (3) calendar days after receiving written notice from Owner; provided, however, that any defect related to plumbing, heating, electrical, and roofing shall be completed immediately after the notice to repair if Contractor is performing such type of work or supplying appurtenant equipment (e.g., HVAC). Contractor shall diligently prosecute all corrective work to completion. Contractor shall report to Owner in writing all action Contractor took to remedy the defective Work, materials or equipment and shall obtain the Owner's signature acknowledging its satisfaction of the corrective work. If any defect is not satisfactorily remedied in the above specified time, or if Owner elects (in its sole discretion) to remedy the defect, Owner may, at its election remedy such defect. If Owner remedies a defect for Contractor, Contractor shall pay to Owner the costs of all corrective work plus interest at the Default Rate from the date the corrective work is completed until the correction costs are paid by Contractor.
8.    Indemnification, Release and Limitation of Liability.
(a)    Indemnification. Contractor shall indemnify, defend (at Contractor's sole cost and with legal counsel acceptable to Owner) and hold the Owner, Construction Manager and their partners, shareholders, directors, officers, agents and employees (collectively, the "Indemnified Parties"), harmless from all losses of profit, obligations, liabilities, claims, demands, damages, debts, expenses, and causes of action including, without limitation, (i) attorney fees, (ii) liabilities or damages incurred by Owner as a result of damage to property owned by Owner or others, (iii) bodily injury, (iv) death, and (v) any claims against or expenses incurred by Owner as a result of Owner's failure to timely and fully perform its obligations under any contract with a purchaser of real property from Owner, or incurred by Owner as a result of the failure of Owner to timely and fully perform its obligations under any contract with a contractor or supplier which arises from or relates to (1) defects in or inferiority of the materials, design or workmanship of the Work, (2) acts and omissions of Contractor or of any person or entity acting on Contractor's behalf, in connection with the Work, (3) Contractor's failure to fulfill its obligations under this Agreement in strict accordance with its terms, including Contractor's failure to perform any portion of the Work, (4) Contractor's breach of any representation or warranty given in this Agreement or elsewhere or provided for by law, (5) the behavior and activities of Contractor, its employees, agents, subcontractors, materialmen, suppliers, and any other persons or entities associated with the performance of the Work, (6) violation or alleged violation of any Laws by Contractor or by any of Contractor's directors, officers, employees, agents, subcontractors or suppliers, (7) any unpatented or patented inventions, article or appliance manufactured or used by or on behalf of Contractor in connection with the performance of the Work, (8) any use or misuse of the Job Site or any portion thereof or improvement thereon by Contractor or any of its agents, employees, subcontractors or suppliers, or (9) any and all claims of lien and liens arising out of or in any manner directly or indirectly related to the Work, (provided that at the time such claim of lien or liens is brought or filed, Contractor has been paid all sums due to Contractor for the work performed to the date of such claim of lien or liens). To the extent permitted by law, this indemnification shall apply regardless of any active or passive negligent act or omission of the Indemnified Parties, but shall not include any injury or harm that is caused exclusively by the gross negligence or willful misconduct of the Indemnified Parties or any of them. This indemnification shall be effective during and after completion of the Work.
(b)    Release. Contractor waives and releases Owner from all claims, demands, expenses, debts, damages, and liabilities, including, lost wages, pain and suffering, permanent or temporary disability, medical and hospital expenses, attorney fees, and costs of repair and replacement of Contractor's property, which arises from or relates to (a) the physical condition, security or maintenance of the Job Site and the vicinity thereof; (b) vandalism, theft, or any other willful or negligent act by any person or entity at the Job Site or in the vicinity thereof, including, the operation of a motor vehicle; or (c) the activities, omissions or behavior, whether or not negligent, of suppliers and other contractors and subcontractors, whose services have been or are being utilized by or on behalf of Owner, as well as the activities, omissions or behavior of their agents and employees, whether or not actively or passively negligent. Nothing in this subparagraph (b) shall release any of the Indemnified Parties from liability for their exclusive willful or grossly negligent acts.
9.    Trade Unions and Employees.
(a)    Labor Relations/Contractor. Contractor agrees to comply with all of the terms and conditions of labor agreements governing the work insofar as Contractor may lawfully do so, and in particular agrees to comply with the terms and provisions of said agreements setting forth the jurisdiction and the scope of work claimed by each of such crafts and the procedure contained therein for resolution of jurisdictional disputes. In the absence of any such procedure, or if such procedure fails to promptly resolve the jurisdictional dispute, Contractor agrees, at his own cost and expense, upon request of Owner to take any and all lawful steps to secure a binding and final determination of said jurisdictional dispute by the National Labor Relations Board. Nothing in this Agreement shall relieve Contractor of its obligation to provide adequate staff to perform the Work in the manner prescribed by this Agreement. Immediately upon receipt of Owner's oral or written request, Contractor shall furnish Owner with a copy of (i) each collective bargaining agreement or other labor agreement governing compensation of Contractor's employees and any other person associated with the Work, (ii) Contractor's payroll records demonstrating that Contractor is not delinquent concerning payment of its employees, and (iii) Contractor's records demonstrating that Contractor is not delinquent payments to health and welfare, pension, vacation, apprenticeship, or other union fringe benefit trust funds.
(b)    Labor Relations/Contractor's Agents. Within five (5) business days of receipt of a written request from Owner, Contractor shall obtain and furnish Owner with (i) statements from each union fringe benefit trust fund established as a result of every collective bargaining agreement or other labor agreement applicable to the Work, including the collective bargaining agreement or other labor agreement governing the employees of Contractor's subcontractors, (ii) a copy of each collective bargaining agreement or other labor agreement governing compensation of the employees of Contractor's subcontractors, (iii) each such subcontractor's payroll records demonstrating that such subcontractor is not delinquent concerning payments of its employees, and (iv) each such subcontractor's records demonstrating that such subcontractor is not delinquent with respect to payments to health, welfare, pension, vacation, apprenticeship, or other union fringe benefit trust funds, in all cases, to the extent required or permitted by law.

Construction Management Services Agreement

(c)    Labor Relations/Breach. If Contractor or any of its subcontractors are or become, during the term of this Agreement, delinquent in the payment to the appropriate health, welfare pension, vacation or apprenticeship fund or funds (and regardless of whether the employees involved are employed on the Job Site or elsewhere), Owner may (i) deduct the full amount of such delinquencies from payments to be made to Contractor hereunder and without recourse by Contractor, (ii) pay such amount so deducted without inquiry as to the correctness of the amount or the validity of such claimed delinquencies, (1) directly to the appropriate fund or funds, or (2) by joint check payable to Contractor and the appropriate fund or funds.

10.    Liens and Stop Notices. Contractor shall pay when due, all claims asserted and debts in favor of persons or entities who furnish labor, material, services, fixtures, or equipment applied to or utilized in the performance of the Work. Contractor shall not cause or permit (a) the recordation of any claim of lien on Owner's property, (b) the imposition of any stop notice on funds held by a lender (a "Project Lender") that are intended to be paid to Owner pursuant to an agreement to finance completion in whole or in part of the project at the Job Site, and (c) the garnishment or attachment of funds held by Owner, by promptly satisfying all claims and debts asserted against Contractor or Contractor's subcontractors by such persons or entities. In addition, Contractor shall use all possible means to cause (a) Owner's property to be released from all claims of lien, (b) all funds withheld from Owner on account of stop notices to be released from the effect of such notices, and (c) all suits to be dismissed against Owner within fourteen (14) days after each such claim of lien has been recorded against Owner's property, each such stop notice has been served upon a Project Lender and each such suit is brought against Owner, Contractor shall not apply any payments made by Owner to satisfy claims of suppliers, materialmen, subcontractors, utilities, or insurance companies unless such claims have arisen as a result of the work described in the Invoice being paid by Owner. Contractor agrees within fourteen (14) days after written demand to cause the effect of any suit or lien to be removed from the premises, and in the event Contractor shall fail to do so, Owner is authorized to use whatever means in its discretion it may deem appropriate to cause said lien or suit to be removed or dismissed and the cost thereof, together with reasonable attorney’s fees, shall be immediately due and payable to Owner by Contractor.
11.    Bonding.
(a)    Faithful Performance Bond. Owner may at any time require Contractor to furnish a faithful performance bond issued in a form and by a surety company acceptable to Owner securing the Contractor's faithful performance of its obligations under this Agreement, in an amount not less than the value of the Work remaining to be performed. Upon Owner's request, Contractor shall indemnify the surety or post adequate collateral, or both, to secure any indemnity to any surety. Owner shall pay the bond premium amount up to a maximum of one percent (1%) of the Contract Price.
(b)    Labor and Material Payment Bond. Owner may at any time require Contractor to furnish a labor and material payment bond issued in a form and by a surety company acceptable to Owner, securing Contractor's payment of all monies owed to its employees, subcontractors, suppliers and any other persons or entities who may claim a mechanics' lien or materialmen's lien upon the Job Site. Upon Owner's request, Contractor shall indemnify the surety or post adequate collateral, or both, to secure any indemnity to any surety. The labor and material payment bond shall be an amount the lesser of one hundred and fifty percent (150%) of the Contract Price, or the maximum allowed by Law.
12.    Default and Remedies.
(a)    Failure to Perform. Contractor's failure to comply with any of the provisions of this Agreement or in the event that Contractor at any time refuses, neglects or fails to supply a sufficient number of properly skilled workmen or a sufficient quantity of materials of proper quality, (i) make prompt payment to his materialmen and or laborers or fails in any respect to properly and diligently prosecute the work covered by this Agreement, or becomes delinquent with respect to his materialmen and or payment required to be made to any Health and Welfare, Pension, Vacation, Apprenticeship or other employee benefit program or trust, (ii) fulfill any of the provisions these General Conditions by him to be performed, or otherwise fails to perform fully any and all of the agreements herein contained, or the occurrence of any of the events set forth in Sections 12(b)(i)-(iv) below, shall constitute a default by Contractor, and Owner may, at its sole election and without notice to Contractor, take any one or more of the following remedial actions, none of which (other than subparagraph (iv) of this Paragraph 12) shall be deemed exclusive of any other:
(i)    Any remedy provided elsewhere in this Agreement.
(ii)    If Contractor fails to remedy any default within forty-eight (48) hours after receipt of written notice at the address appearing on the signature page of this Agreement or such longer period as is reasonably necessary if such breach cannot be cured within such forty-eight (48) hour time period (provided Contractor commences to cure immediately and thereafter diligently prosecutes such cure to completion), Owner may elect to terminate the Contractor's right to perform the Work in whole or in part without liability to Contractor for any Work thereafter performed by Owner or anyone else. In such event, Owner may: (1) complete the Work or correct any failures in the Work and procure such equipment, labor and materials as is necessary therefor, and in so doing use any of Contractor's equipment and consume any materials on the Job Site until it is completed, and Contractor shall pay Owner the cost of such completion or correction, plus fifteen percent (15%) of such costs to compensate Owner for overhead and administration; (2) sue for and recover from Contractor the reasonable value of all or a portion of the cost to complete the performance of the Work; (3) sue for and recover from Contractor all damages arising out of such default, including but not limited to, loss of profits and recovery of any and all costs and expenses whatsoever directly or indirectly related to such default, or (4) pursue all alternatives under (1), (2) and (3). If Owner completes the Work, Contractor shall receive no further payment until the Work is completed. When the Work is completed, Owner shall pay Contractor the amount owing on the Contract Price less all of the costs Owner incurred in completing the Work, the fifteen percent (15%) markup described above and any attorney fees incurred by Owner as a result of such breach.
(iii)    Owner may withhold payment of any monies due until the default has been cured.

Construction Management Services Agreement

(iv)    Contractor acknowledges that if Contractor breaches this Agreement by delay in commencing or completing the Work (for any reason other than a Permitted Delay), the damages Owner would suffer ("Delay Damages") would include, among other items, losses, payments, liabilities and damages resulting from additional direct costs (including such items as Job Site payroll, cost of supervision, cost of site office facilities, Job Site telephone and rental value of any equipment not being utilized in connection with the other Work being performed at the Job Site), additional overhead expenses of the main office (including such items as salaries of executives and all other personnel, rent, and utilities), increased labor and material costs, and damages Owner may be required to pay to other contractors and third parties. Contractor also acknowledges that such Delay Damages would be difficult and impracticable to ascertain. Therefore, for any day Contractor fails to commence or complete the Work required Contractor shall pay Owner, upon demand, liquidated damages of $ ______ per day for each day of delay. The parties agree that the liquidated damages amount is a fair and reasonable approximation of the Delay Damages and shall be Owner's sole and exclusive remedy on account of any such delay. Such liquidated damages may be deducted from amounts otherwise due Contractor. If the liquidated damages are not paid upon Owner's demand, and the amounts otherwise due Contractor by Owner are less than the amount of the liquidated damages, the difference shall bear interest from the date of demand at the Default Rate, until paid in full by Contractor.
(v)    Owner may set off the costs to complete the Work against monies due to Contractor under any other contract between Owner (or any entity owned or controlled by the Owner) and Contractor (or any entity owned or controlled by Contractor), whether such contract is in effect before or after this Agreement.
(vi)    Owner may pay any sums to any such persons, firms, itself or other entities to whom Contractor is obligated and to charge such sums paid to the account of Contractor without recourse by Contractor and without inquiry as to the validity of such obligation and the correctness of the amount thereof. If such sum is greater than the amount then due Contractor, the excess shall be a debt due from Contractor to Owner and shall bear interest at the Default Rate from the date due until paid.
(vii)    Any and all such other remedies as may be provided at law or in equity.
(b)    Termination for Insolvency. Owner may terminate Contractor's right to do the Work by giving Contractor at least twenty-four (24) hours written notice at any time after the occurrence of any of the following events (i) the filing of a petition for relief under the Bankruptcy Code or the institution of any other insolvency proceedings by, against, or on behalf of Contractor, (ii) the appointment of a receiver for Contractor, (iii) the death, dissolution or liquidation of Contractor, (iv) the transfer to others of more than twenty-five (25%) of the assets or ownership interest of Contractor, and (v) any act of insolvency by Contractor. If an order for relief is entered under the Bankruptcy Code for the benefit of Contractor, Owner may terminate Contractor's right to do the Work by giving twenty-four (24) hours’ notice to Contractor, its trustee and its surety, if any, unless Contractor, the surety or its trustee: (1) immediately cures or takes action to cure all defaults of Contractor, (2) provides Owner adequate assurance of performance under this Agreement, (3) makes Owner whole for all loss suffered by Owner as a result of Contractor's default, and (4) assumes all obligations of Contractor within statutory time limits.
(c)    Termination by Owner. Owner may also terminate this Agreement at any time before Contractor begins the Work and notifies Owner in writing of such commencement if (1) Owner sells the property on which the Work is being performed or (2) the economic climate does not warrant proceeding with the project of which the Work is a part. In such circumstance, Contractor shall be entitled to receive that portion of the Contract Price earned by Contractor for Work performed to the satisfaction of Owner less any payments made before the date this Agreement is terminated. Contractor shall not be entitled to any additional compensation or damages as a result of termination of this Agreement pursuant to this Paragraph 12(c).
(d)    Assignment of Contracts upon Termination. If Contractor's right to perform the Work is terminated, any agreement of Contractor relating to the Work with third parties shall, at the election of Owner, be assigned to Owner without the need for further documentation.

(e)    Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be submitted to mediation by a neutral mediator with the parties equally sharing all costs of the mediation. Failure to mediate shall result in a forfeiture of any rights to attorneys' fees and costs as set forth below. Any dispute arising out of or relating to this Agreement, after having been submitted to mediation, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. The parties shall equally share all initial costs of arbitration. The prevailing party shall be entitled to reimbursement of attorneys' fees and costs as set forth below. All decisions of the arbitrator shall be final, binding and conclusive on all parties. Judgment may be entered upon any such decision in accordance with applicable Law in any court having jurisdiction thereof. The venue for mediation and/or arbitration for any dispute arising out of or relating to this Agreement shall be in the state where the Job Site is located.

13.	Contractor Representations. Contractor represents and warrants the following to Owner:

(a)    Authority. Contractor is duly organized, validly existing and in good standing under the laws of the state in which it is organized and is duly authorized to operate in the state where the Job Site is located. Contractor has all necessary powers to carry on its business. Contractor has the right, power, legal capacity and authority to enter into this Agreement. This Agreement and each document or instrument to be executed by Contractor pursuant to this Agreement, are and shall be valid, legally binding obligations of and enforceable against Contractor in accordance with their terms. Contractor has taken all necessary action to authorize the execution, delivery and performance of this Agreement. No further, approval or authority of any nature or other action by any person or entity is required in connection with the execution and delivery of this Agreement by Contractor, and the performance of the Work by Contractor.
(b)    Litigation. Except as disclosed to Owner in writing concurrently with the execution of this Agreement by Contractor, there is no suit, action, arbitration, or legal administrative or other proceeding, or non-insured workers' compensation claim or governmental investigation pending or to its best knowledge threatened after doing diligent inquiry, against or affecting Contractor. Contractor is not in default concerning any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality. No attachments, execution proceedings, assignments for the benefit of creditors and insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against Contractor or to its knowledge, any general partners of Contractor nor are any of such proceedings contemplated.

Construction Management Services Agreement

(c)    Financial Capability. Contractor is and will remain financially solvent and financially capable of discharging its obligations under this Agreement.
(d)    Skill. Contractor and everyone acting on its behalf in connection with the Work is skilled in performing the Work and in the means, methods, techniques, sequences and procedures related to completing the Work in the most expeditious and economical manner consistent with the interest of Owner. Contractor is familiar with all manufacturer's instructions and specifications concerning the Work and the application, connection, erection and use of all equipment, materials and supplies incorporated into or that are a part of the Work. Contractor is also familiar with all Laws applicable to the Work, has carefully studied the Work requirements and the Plans and Specifications, has made a thorough investigation and inspection of the physical condition of the Job Site and will remain familiar with all the physical and economic risks associated with the performance of the Work and assumes all such risks.
(e)    Licenses. Contractor has and shall maintain all licenses and permits necessary to perform the Work and all other obligations of Contractor under this Agreement.
(f)    Agreement. Contractor has read and has familiarized itself with all of the provisions of this Agreement on its own and without relying on any information obtained from Owner.
(g)    Safety. Contractor shall, at its own expense, comply with all specific safety requirements promulgated by any government authority, including, without limitation, the requirements of the Occupational Safety Health Act of 1970, the Construction Safety Act of 1969, the California Labor Code, all successions and amendments to the foregoing, and all standards and regulations relating to occupational health and safety which have been or shall be promulgated by the parties or agencies which administer the same. Contractor shall have and exercise full responsibility for compliance hereunder by itself, its agents, employees, materialmen, and subcontractors with respect to its portion of the work on this Project: and shall directly receive, respond to, defend and be responsible for any citation, assessment, fine, or penalty by reason of Contractor’s failure or failure of Contractor’s agents, employees, materialmen, and subcontractors to so comply. Contractor shall indemnify and hold harmless Owner from and against any liability, loss, damage, cost, claims, awards, judgments, fines, expenses, including litigation expense, reasonable attorney’s fees, claims or liability for harm to persons or property, expenses incurred pursuant to or attendant to any hearing or meeting and any other applicable cost which may be incurred by Owner resulting from Contractor’s failure to fulfill covenants set forth in this paragraph.
In the event Contractor fails to comply with any citation issued by the Secretary of Labor or of any other body responsible for the administration and/or enforcement of any statute, regulation or ordinance relating to occupational health and safety within the period specified in any such citation or order, Owner may, in his discretion, exercise the rights and remedies provided him under the terms of this Agreement, including, but not limited to, the rights and remedies provided.
14.    Miscellaneous.
(a)    Nondiscrimination. Contractor shall comply with all nondiscrimination Laws to the extent applicable to Contractor's performance of this Agreement.
(b)    Joint Payment. Owner may, at its election and without the Contractor's consent, make any payment due hereunder jointly to Contractor, any of its subcontractors, materialmen, suppliers, and any other persons or entities who may claim a mechanics' lien or materialmen's lien as a result of the Work.
(c)    Construction. Whenever used in this Agreement, the singular shall include the plural and the plural the singular. The word "including" shall mean "including without limitation." The word “materialman” shall have the same meaning as the term “material supplier”.
(d)    No Waiver. Owner's express or implied waiver of any provision of this Agreement shall not constitute a future or further waiver by Owner of the same or other provision of this Agreement. Delay in the enforcement of any remedy, or in the exercise of any right, shall not be a waiver.
(e)    Entire Agreement. This Agreement and all of the addenda, attachments, schedules and exhibits hereto, which are hereby incorporated into this Agreement by this reference, are the entire agreement between the parties, and supersede all previous communications, representations or agreements, either written or oral, between the parties hereto concerning the subject matter hereof. Any changes to this Agreement (including any change to any of the attachments hereto) must be in writing to be effective and signed by each party's respective Designated Representatives.
(f)    Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts. Each counterpart is an original, and all counterparts together shall constitute one instrument. This Agreement may be executed by facsimile signature by any party and such signature will be deemed binding for all purposes hereof without delivery of an original signature being thereafter required. In addition, any party may effect the execution and delivery of this Agreement by signing the same and sending a copy thereof to the other party or its attorney by facsimile transmission. Such facsimile document, including the signatures thereon, shall be treated in all respects as an original instrument bearing an original signature.
(g)    Severability. If any portion of this Agreement is declared by court of competent jurisdiction to be invalid or unenforceable, such portion shall be deemed severed from this Agreement, and the remaining portions shall remain in full force.

Construction Management Services Agreement

(h)    Assignment. Owner may, assign all or part of this Agreement at any time. Contractor may not assign or further subcontract any portion of the Work or its obligations hereunder or assign, transfer, convey or otherwise dispose of this Agreement or its right, title or interest in or to this Agreement or any part hereof without the prior written consent of Owner and any sureties under bonds or guaranties made in favor of Owner concerning the Work. Owner's consent to an assignment shall not release Contractor from (1) any obligation otherwise imposed upon Contractor by this Agreement, (2) the consequences of a breach of this Agreement by Contractor's assignee or Contractor, or (3) the failure of Contractor's assignee or Contractor to satisfy all of the warranties made by Contractor in this Agreement. If Contractor is a corporation, a change in ownership of twenty-five percent (25%) or more of its stock, whether in one or more transactions, shall constitute an assignment of the Work. Contractor acknowledges the reasonableness of this provision due to the personal service nature of this Agreement.
(i)    Title to Improvements. Title to all materials, fixtures, Plans and Specifications and Shop Drawings shall be deemed vested in Owner when and as the same shall have been installed, affixed permanently to the realty or otherwise delivered to Owner. Owner shall not be liable for loss or damage to any material or fixtures as to which title is not then vested in Owner at the time of such loss or damage whether such material or fixtures are on the Job Site, in transit, under the control of Owner, or otherwise.
(j)    Time. Time is of the essence of this Agreement. It shall be Contractor’s obligation to conform to Owner’s progress schedule, subject to Owner’s modification, which is incorporated herein by this reference and made a part hereof. Contractor shall prepare and obtain approval as required by the Plans and Specifications for all shop drawings, details, samples, and do all other things necessary and incidental to the prosecution of his work in conformance with the said progress schedule. If in the opinion of the Owner the Contractor falls behind in the progress of the Work, the Owner may direct the Contractor to take such steps as the Owner deems necessary to improve the rate of progress, including, without limitation, requiring the Contractor to increase the number of shifts, personnel, overtime operations, days of work, equipment, amount of plant, or other remedies and to submit to Owner for approval an outline schedule demonstrating the manner in which the required rate of progress will be regained, without additional costs to the Owner. Owner may require Contractor to prosecute, in preference to other parts of the Work, such part or parts if the work as Owner may specify.

(k)    Attorney Fees. If either party institutes any action to enforce or interpret any provision of this Agreement the prevailing party shall be entitled to recover from the other party all costs, including costs of litigation and reasonable attorney fees and expert or consultant fees.
(l)    Independent Contractor. Contractor is an independent contractor and shall, at its sole expense, and without increase in the Contract Price, comply with all Laws and pay all manufacturers' sales, use and processing taxes and all federal, state and local taxes.
(m)    Survival of Obligations. Any indemnity, guaranty, representation or warranty given by Contractor to Owner in this Agreement shall survive the expiration or termination of this Agreement.
(n)    No Third Party Beneficiaries. This Agreement is between Owner and Contractor. Except as expressly set forth herein, no other person or entity is intended to be, nor shall be, benefited by the terms hereof, whether as a third party beneficiary or otherwise.
(o)    Default Rate. As used herein, the term "Default Rate" means the maximum legal rate which may be charged at the time.

_______________________________________________ OWNER	____________________________________________________ CONTRACTOR

Construction Management Services Agreement

EXHIBIT A
TO
AGREEMENT FOR CONTRACTOR SERVICES
SUBCONTRACTORS AND SUPPLIER’S CONDITIONAL WAIVER AND RELEASE
UPON PROGRESS PAYMENT
FORM OF SUBCONTRACTOR'S AND SUPPLIER’S CERTIFIED STATEMENT
TO ACCOMPANY INVOICE
_________________________
CONDITIONAL WAIVER AND RELEASE ON
PROGRESS PAYMENT
NOTICE: THIS DOCUMENT WAIVES THE CLAIMANT’S LIEN, STOP PAYMENT NOTICE, AND PAYMENT BOND RIGHTS EFFECTIVE ON RECEIPT OF PAYMENT. A PERSON SHOULD NOT RELY ON THIS DOCUMENT UNLESS SATISFIED THAT THE CLAIMANT HAS RECEIVED PAYMENT.
Identifying Information:
Name of Claimant:________________________________________________________________________
Name of Customer:_______________________________________________________________________
Job Location:____________________________________________________________________________
Owner:_________________________________________________________________________________
Through Date:____________________________________________________________________________
Conditional Waiver and Release
This document waives and releases lien, stop payment notice, and payment bond rights the claimant has for labor and service provided, and equipment and material delivered, to the customer on this job through the Through Date of this document. Rights based upon labor or service provided, or equipment or material delivered, pursuant to a written change order that has been fully executed by the parties prior to the date that this document is signed by the claimant, are waived and released by this document, unless listed as an Exception below. This document is effective only on the claimant’s receipt of payment from the financial institution on which the following check is drawn:
Maker of Check:______________________________________________________________________
Amount of Check$____________________________________________________________________
Check Payable to: ____________________________________________________________________
Exceptions
This document does not affect any of the following:

(1)	Retentions.

(2)	Extras for which the claimant has not received payment.

Construction Management Services Agreement

(3)	The following progress payments for which the claimant has previously given a conditional waiver and release but has not received payment:
Date(s) of waiver and release: _______________________________________________________
Amount(s) of unpaid progress payment(s): $ _____________________________________________

(4)	Contract rights, including:
(A)    a right based on rescission, abandonment, or breach of contract, and
(B)    the right to recover compensation for work not compensated by the payment.
SIGNATURE
Claimant’s Signature: ___________________________________________
Claimant’s Title: _______________________________________________
Date of Signature: ______________________________________________
NOTE: This form is to be used by a party who applies for a progress payment when the progress check has not yet cleared the bank. This release only becomes effective when the check, properly endorsed, has cleared the bank.

Construction Management Services Agreement

EXHIBIT B
TO
AGREEMENT FOR CONTRACTOR SERVICES
SUBCONTRACTORS AND SUPPLIER’S CONDITIONAL WAIVER AND RELEASE
UPON FINAL PAYMENT
FORM OF SUBCONTRACTORS AND SUPPLIER'S CERTIFIED STATEMENT
TO ACCOMPANY INVOICE
_____________________________
CONDITIONAL WAIVER AND RELEASE ON
FINAL PAYMENT
NOTICE: THIS DOCUMENT WAIVES THE CLAIMANT’S LIEN, STOP PAYMENT NOTICE, AND PAYMENT BOND RIGHTS EFFECTIVE ON RECEIPT OF PAYMENT. A PERSON SHOULD NOT RELY ON THIS DOCUMENT UNLESS SATISFIED THAT THE CLAIMANT HAS RECEIVED PAYMENT.
Identifying Information:
Name of Claimant:________________________________________________________________________
Name of Customer:_______________________________________________________________________
Job Location:____________________________________________________________________________
Owner:_________________________________________________________________________________
Conditional Waiver and Release
This document waives and releases lien, stop payment notice, and payment bond rights the claimant has for labor and service provided, and equipment and material delivered, to the customer on this job. Rights based upon labor or service provided, or equipment or material delivered, pursuant to a written change order that has been fully executed by the parties prior to the date that this document is signed by the claimant, are waived and released by this document, unless listed as an Exception below. This document is effective only on the claimant’s receipt of payment from the financial institution on which the following check is drawn:
Maker of Check:______________________________________________________________________
Amount of Check$____________________________________________________________________
Check Payable to: ____________________________________________________________________
Exceptions
This document does not affect any of the following:
Disputed claims for extras in the amount of: $__________________________________________
SIGNATURE
Claimant’s Signature: _______________________________________________
Claimant’s Title: _______________________________________________
Date of Signature: _______________________________________________
NOTE: This release is not effective until the check that constitutes final payment has been properly endorsed and has cleared the bank.

Construction Management Services Agreement

EXHIBIT C
LIST OF SUPPLIERS AND SUBCONTRACTORS
The following is a list of all suppliers and subcontractors whose materials and services will be or have been utilized by Contractor in the performance of the Work or as described in the Invoice, together with a description of the materials and services provided by such suppliers and subcontractors in connection with the Work or during the Invoice Period, and the price charged by such suppliers and subcontractors for such materials and services. If necessary, this list will be continued on an additional sheet. If this list is being submitted with an Invoice, attach a copy of each invoice submitted by the following suppliers and subcontractors representing all of the materials and services that Contractor has provided during the Invoice Period.
Material or Services
Name and Address                    Provided and Price Charged
1.

2.

3.

4.

5.

6.

Invoice Period: _____________________________________________, 20 to _____________________________________________, 20__
__________________________________________________, a
____________________________________________________
By:__________________________________________________
Its:__________________________________________________
"Subcontractor"

Construction Management Services Agreement

EXHIBIT D
TO
AGREEMENT FOR CONTRACTOR SERVICES

CHANGE ORDER REQUEST

FROM:_____________________________        TO:_____________________________
_____________________________
_____________________________
_____________________________

Change Order No.: _____________________________
Previous Change Order Nos.: _____________________________
The following changes are to be made in the Contract between Owner and Contractor:
One original Contract Price was      $
Net change by previous Change Order    $
The Contract Price before this Change Order was    $
The Contract Price will be (increased) (decreased)
(unchanged) by this Change Order    $
The new Contract Price including this Change
Order will be ……………………………………………………………………………………………………………………….    $
The time for completion will be (increased) (decreased) (unchanged) by              days.
The Completion Date for the Work is (not extended) (extended to                 ).

Owner: By: ________________________________________________ Owner’s Authorized Representative Dated:____________________________	Contractor: By: ______________________________________________ Its: _______________________________________________ Dated: ___________________________

Construction Management Services Agreement

EXHIBIT E
TO
AGREEMENT FOR CONTRACTOR SERVICES

ADDITIONAL REQUIRED INSURANCE

None.

Construction Management Services Agreement

APPENDIX 1
TO
AGREEMENT FOR CONTRACTOR SERVICES

SUPPLEMENTARY CONDITIONS

Owner Initials __________________    Contractor Initials ________________

Construction Management Services Agreement

APPENDIX 2
TO
AGREEMENT FOR CONTRACTOR SERVICES

STATE REQUIRED NOTICES AND/OR
DISCLOSURES

Construction Management Services Agreement